SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) June 12,2000

                           DYNAMIC INTERNATIONAL, LTD.
             _______________________________________________________


        Nevada                         O-21475                93-1215401
       ______________________________________________________________________
       (State or Other Jurisdiction  (Commission           (IRS Employer
        Of Incorporation)             File Number)          Identification No.)


           58 Second Avenue,  Brooklyn,   New York                 11215
       _____________________________________________________________________
         (Address of Principal Executive Offices)                (Zip Code)


         Registrant's telephone number, including area code     (718) 369-4160
                                _________________

Item 2.  Acquisition or Disposition of Assets.

         On June 12, 2000, the Registrant sold its entire existing saleable inventory (the "Existing Inventory") of fitness accessories at Registrant's actual wholesale cost of $1,089,138 to Bollinger Industries, L.P. ("Bollinger"), in settlement of Civil Action No. 499-CV-0612L, Bollinger Industries L.P. v. Dynamic International, Ltd. (the "Action") brought by Bollinger and The Step Company against the Registrant in the United States District Court, Northern District of Texas alleging the infringement by the Registrant of certain patents. Bollinger and The Step Company also released the Registrant and its direct and indirect customers from all patent infringement claims alleged in the Action.

         The purchase price for the Existing Inventory was paid by Bollinger as follows:

         (1) $217,828 was treated as an offset, to pay Bollinger's monetary claims in the Civil Action against Registrant;

         (2) 50% of the balance of the purchase price, or $435,655, was paid by Bollinger to Registrant on June 12, 2000;

         (3) the remaining 50%, or $435,655, will be paid by Bollinger to Registrant no later than September, 2000.

Item. 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         The following Exhibit is filed herewith:

         Settlement Agreement

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Dynamic International, Ltd.
                                               (Registrant)


Date: June 30, 2000                             By: /s/Marton Grossman
                                                   Marton Grossman, Chairman
                                                                    & President